Exhibit 99.1

Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 3100 Houston, Texas 77002 713.993.4614

SANDERS MORRIS HARRIS GROUP REPORTS SECOND QUARTER EARNINGS OF $0.04 PER SHARE; REQUIRED TO RECORD $1.3 MILLION OF REGIONAL WEALTH MANAGEMENT COMPANY ACQUISITION AS EMPLOYMENT COMPENSATION

HOUSTON, August 10, 2007 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG), a financial services holding company, announced second quarter earnings of $1.1 million, or $0.04 per diluted share, compared to a loss of $1.7 million, or $0.09 per diluted share, during the prior year quarter. Earnings for the quarter were negatively impacted by an accounting rule requiring the Company to record compensation expense of $1.3 million, or $0.04 per diluted share, of its initial $6.0 million purchase price for a regional wealth management company.

Revenues during the 2007 quarter were $46.2 million versus $42.4 million during the second quarter of 2006. The 2007 results are after a previously announced write off of a note receivable from an investment banking client of $3.0 million before taxes, or $0.07 per diluted share after tax.

“Our Asset/Wealth Management business performed well during the quarter. Its pretax earnings were up 198% over the year-earlier period. Assets under management are now $15.8 billion, a 40% increase from June 30, 2006,” said Ben T. Morris, Chief Executive Officer. 69% of the Company’s pretax earnings (excluding corporate overhead) came from Asset/Wealth Management in the second quarter, up from 31% in the comparable 2006 quarter. “The Prime Brokerage Division also did well and Investment Banking was very profitable, although its earnings were below those of the prior year, as were those of the Institutional Equity Division.”

The Company’s merchant portfolio value was approximately flat in the most recent quarter, while the value of its equity in its limited partnerships net of minority interests gained approximately $1.0 million during the quarter.

Earnings for the first six months of 2007 were $3.8 million, or $0.15 per diluted share, compared to $1.1 million, or $0.05 per diluted share, during the first half of 2006. The 2006 earnings were impacted by a loss from discontinued operations of $4.9 million net of tax; second quarter 2006 earnings were similarly reduced by $4.2 million. Revenues totaled $91.7 million during the first six months of 2007, compared to $84.4 million during the same period in 2006.

Conference Call

The Company will host a conference call on Friday, August 10th to discuss second quarter 2007 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (877) 748-8103 or international dial-in number (706) 634-7604 and enter pass code 12180530. It is recommended that listeners phone-in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 30 days by dialing (800) 642-1687 (U.S.) or (706) 645-9291 (International) and entering the pass code 12180530.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a financial services holding company headquartered in Houston that manages approximately $15.8 billion in client assets. The subsidiaries and affiliates of Sanders Morris Harris Group deliver superior wealth advisory, asset management, and capital markets services to individual and institutional investors and middle-market companies. Its operating entities are Edelman Financial Center, Salient Partners, Salient Trust Co. LTA, SMH Capital, SMH Capital Advisors, and Select Sports Group. Sanders Morris Harris Group has over 600 employees in 21 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking statements under federal securities laws, including statements regarding Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, many of which are beyond the Company’s control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company’s services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company’s services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$46,197	$42,440	$91,680	$84,443
Expenses	43,765	37,518	82,772	74,131

Net	2,432	4,922	8,908	10,312
Equity in income of limited partnerships	3,902	748	3,587	2,573
Minority interests	(4,521)	(1,629)	(6,360)	(3,032)

Income from continuing operations before income taxes	1,813	4,041	6,135	9,853
Provision for income taxes	(708)	(1,547)	(2,289)	(3,900)

Income from continuing operations	1,105	2,494	3,846	5,953

Loss from discontinued operations, net of tax	—	(4,196)	—	(4,895)

Net income	$1,105	$(1,702)	$3,846	$1,058

Basic earnings (loss) per share:
From continuing operations	$0.04	$0.13	$0.16	$0.31
From discontinued operations	—	(0.22)	—	(0.25)

Net earnings (loss)	$0.04	$(0.09)	$0.16	$0.06

Diluted earnings (loss) per share:
From continuing operations	$0.04	$0.13	$0.15	$0.30
From discontinued operations	—	(0.22)	—	(0.25)

Net earnings (loss)	$0.04	$(0.09)	$0.15	$0.05

Weighted average shares outstanding:
Basic	24,731	19,119	24,671	19,054
Diluted	25,075	19,581	25,007	19,532

Balance sheet data:
Cash and cash equivalents	$43,711	$10,670
Other tangible net assets	89,296	64,967

Tangible net assets	$133,007	$75,637

Shareholders’ equity	$222,062	$155,646

Selected Condensed Operating Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Asset/Wealth Management	$26,021	$19,643	$49,705	$38,254
Capital Markets:
Investment banking	6,580	8,288	13,804	15,340
Institutional brokerage	3,721	6,084	8,365	12,260
Prime brokerage services	8,802	8,021	17,671	16,168

Capital Markets Total	19,103	22,393	39,840	43,768
Corporate Support	1,073	404	2,135	2,421

Total	$46,197	$42,440	$91,680	$84,443

Income (loss) from continuing operations before equity in income of limited partnerships, minority interests and income taxes:
Asset/Wealth Management	$6,773	$3,050	$13,205	$6,552
Capital Markets:
Investment banking	1,634	2,939	3,205	5,547
Institutional brokerage	185	992	811	1,752
Prime brokerage services	936	651	2,009	1,120

Capital Markets Total	2,755	4,582	6,025	8,419
Corporate Support	(7,096)	(2,710)	(10,322)	(4,659)

Total	$2,432	$4,922	$8,908	$10,312

Equity in income of limited partnerships:
Asset/Wealth Management	$3,907	$647	$3,319	$2,122
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	(5)	101	268	451

Total	$3,902	$748	$3,587	$2,573

Minority interests in net income of consolidated companies:
Asset/Wealth Management	$(4,521)	$(1,629)	$(6,360)	$(3,032)
Capital Markets:
Investment banking	—	—	—	—
Institutional brokerage	—	—	—	—
Prime brokerage services	—	—	—	—

Capital Markets Total	—	—	—	—
Corporate Support	—	—	—	—

Total	$(4,521)	$(1,629)	$(6,360)	$(3,032)

Income (loss) from continuing operations before income taxes:
Asset/Wealth Management	$6,159	$2,068	$10,164	$5,642
Capital Markets:
Investment banking	1,634	2,939	3,205	5,547
Institutional brokerage	185	992	811	1,752
Prime brokerage services	936	651	2,009	1,120

Capital Markets Total	2,755	4,582	6,025	8,419
Corporate Support	(7,101)	(2,609)	(10,054)	(4,208)

Total	$1,813	$4,041	$6,135	$9,853